SCHEDULE A - _______________, 2000

                                TRUSTS AND FUNDS


The Wright Managed Equity Trust
      Wright Selected Blue Chip Equities Fund
      Wright Junior Blue Chip Equities Fund
      Wright Major Blue Chip Equities Fund
      Wright International Blue Chip Equities Fund

The Wright Managed Income Trust
      Wright U.S. Treasury Fund
      Wright U.S. Government Near Term Fund
      Wright Total Return Bond Fund
      Wright Current Income Fund
      Wright U.S. Treasury Money Market Fund

The   Wright EquiFund Equity Trust
      Wright EquiFund -- Belgium/Luxembourg
      Wright EquiFund -- Hong Kong/China
      Wright EquiFund -- Japan
      Wright EquiFund -- Mexico
      Wright EquiFund -- Netherlands
      Wright EquiFund -- Nordic

Catholic Values Investment Trust
      Catholic Values Investment Trust Equity Fund

The Wright Blue Chip Series Trust
      Wright International Blue Chip Portfolio
      Wright Selected Blue Chip Portfolio

The Wright Asset Allocation Trust
      Wright Managed Growth with Income Fund
      Wright Managed Income with Growth Fund
      Wright Managed Growth Fund



                                                SCHEDULE B - __________, 2000

                            ANNUAL ADVISORY FEE RATES


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
                                                                          ANNUAL % ADVISORY FEE RATES
                                                   ---------------------------------------------------------------------------

                                                                    $100 Mil.       $250 Mil.      $500 Mil.
                                                      Under            to              to             to            Over
                                                    $100 Mil.       $250 Mil.       $500 Mil.       $1 Bil.        $1 Bil.
-------------------------------------------------- ------------- ---------------- -------------- -------------- --------------

The Wright Managed Equity Trust
   Wright Selected Blue Chip Equities Fund         0.55%         0.69%            0.67%          0.63%          0.58%
   Wright Junior Blue Chip Equities Fund           0.55%         0.69%            0.67%          0.63%          0.58%
   Wright Major Blue Chip Equities Fund            0.45%         0.59%            0.57%          0.53%          0.48%
   Wright International Blue Chip Equities         0.75%         0.79%            0.77%          0.73%          0.68%
   Fund

The Wright Managed Income Trust
   Wright U.S. Treasury Fund                       0.40%         0.46%            0.42%          0.38%          0.33%
   Wright U.S. Government Near Term Fund           0.40%         0.46%            0.42%          0.38%          0.33%
   Wright Total Return Bond Fund                   0.40%         0.46%            0.42%          0.38%          0.33%
   Wright Current Income Fund                      0.40%         0.46%            0.42%          0.38%          0.33%
   Wright U.S. Treasury Money Market Fund          0.35%         0.32%            0.32%          0.30%          0.30%

                                                                          ANNUAL % ADVISORY FEE RATES
                                                   ---------------------------------------------------------------------------
                                                                    $500 Mil
                                                      Under            to            Over
                                                    $500 Mil.        $1 Bil.        $1 Bil.
-------------------------------------------------- ------------- ---------------- --------------------------------------------

The Wright EquiFund Equity Trust
   Wright EquiFund -- Belgium/Luxembourg           0.75%         0.73%            0.68%
   Wright EquiFund - Hong Kong/China               0.75%         0.73%            0.68%
   Wright EquiFund -- Japan                        0.75%         0.73%            0.68%
   Wright EquiFund -- Mexico                       0.75%         0.73%            0.68%
   Wright EquiFund -- Netherlands                  0.75%         0.73%            0.68%
   Wright EquiFund -- Nordic                       0.75%         0.73%            0.68%

Catholic Values Investment Trust
   Catholic Values Investment Trust Equity         0.75%         0.73%            0.68%
   Fund

                                                                          ANNUAL % ADVISORY FEE RATES
                                                   ---------------------------------------------------------------------------
                                                                    $500 Mil.
                                                      Under            to             Over
                                                    $500 Mil.        $1 Bil.         $1 Bil.
-------------------------------------------------- ------------- ---------------- --------------------------------------------

The Wright Managed Blue Chip Series Trust
   Wright Selected Blue Chip Portfolio             0.65%         0.60%            0.55%
   Wright  International Blue Chip Portfolio       0.80%         0.75%            0.70%




                                                                           ANNUAL % ADVISORY FEE RATES
                                                     -------------------------------------------------------------------------
                                                                              $500 Mil.
                                                                 Under            to
                                                               $500 Mil.       $1 Bil.
------------------------------------------------------------ -------------- --------------- ----------------------------------

The Wright Asset Allocation Trust
   Wright Managed Growth with Income Fund                    0.20%          0.18%
   Wright Managed Income with Growth Fund                    0.20%          0.18%
   Wright Managed Growth Fund                                0.20%          0.18%


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